Exhibit 3.4

AMENDED AND RESTATED

BYLAWS

OF

DOLE FOOD COMPANY, INC.

(A North Carolina Corporation)

Section 8.02 SEAL	20
Section 8.03 WAIVER OF NOTICES	20
Section 8.04 SHAREHOLDER PROTECTION ACT AND CONTROL SHARE ACQUISITIONS	20
Section 8.05 LOANS AND GUARANTEES	21
Section 8.06 GENDER	21
Section 8.07 FORM OF RECORDS	21
Section 8.08 AMENDMENTS	21

AMENDED AND RESTATED BYLAWS OF

DOLE FOOD COMPANY, INC.

A North Carolina corporation

ARTICLE I

OFFICES

Section 1.01 REGISTERED OFFICE. The registered office of Dole Food Company, Inc. (hereinafter called the “Corporation”), required by law to be continuously maintained in the State of North Carolina, may be, but need not be, identical with the principal office and shall be designated by the Board of Directors of the Corporation (hereinafter called the “Board”).

Section 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of North Carolina, as shall be designated by the Board from time to time.

Section 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of North Carolina, as the Board may from time to time determine or as may be appropriate to the business of the Corporation as determined by an officer of the Corporation.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01 ANNUAL MEETINGS. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held at such time, date and place as the Board shall determine by resolution.

Section 2.02 SPECIAL MEETINGS.

(a) Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board (if any), by resolution of the Board, or by the Chief Executive Officer of the Corporation (if any) (hereinafter called the “Chief Executive Officer”), or by the President, and shall be called by the Secretary of the Corporation (hereinafter called the “Secretary”) upon the valid written request of one or more shareholders of record (the “Requesting Shareholders”) holding in the aggregate at least twenty-five (25) percent (the “Requisite Percentage”) of all votes entitled to be cast on any issue proposed to be considered at such meeting pursuant to such request, provided such request describes the purpose or purposes for which said special meeting is to be held and is signed, dated and delivered to the Secretary. A special meeting called at the demand of the Requesting Shareholders shall be held at such time, date and place as the Board shall determine by resolutions, provided, however, that such special meeting shall be held within ninety (90) days after the date of receipt by the Secretary of the request requiring the call of such special meeting.

(b) To be valid, a request by one or more shareholders of record to call a special meeting must (i) be written, (ii) be delivered to the Secretary at the Corporation’s principal office (the date on which the Secretary receives the request is the “Delivery Date”), (iii) include the specific purpose(s) of the special meeting of shareholders and the specific matter(s) proposed to be voted on at the meeting, (iv) include the information required by Section 2.03 of these Bylaws, (v) include documentary evidence that the Requesting Shareholder(s) own the Requisite Percentage on the Delivery Date, (vi) include a certification that each such Requesting Shareholder will continue to hold at least the number of shares of common stock set forth in the request with respect to each such Requesting Shareholder through the date of the special meeting, and (vii) be signed and dated by the Requesting Shareholder(s) or a duly authorized agent of such Requesting Shareholder(s). If the Requesting Shareholder(s) is not a holder of record of the shares representing the Requisite Percentage, then the documentary evidence required by subsection (v) of this Section 2.02 must also include proof that the beneficial owners on whose behalf the request(s) are made beneficially own the Requisite Percentage on the Delivery Date in order for the request to be valid.

(c) Any Requesting Shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the Secretary at the Corporation’s principal executive office. The failure of any Requesting Shareholder to appear at the special meeting of shareholders or to send a qualified representative to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders also constitutes a revocation of such request. If there is more than one Requesting Shareholder and the revocation or deemed revocation by one or more Requesting Shareholders causes the remaining Requesting Shareholders to hold in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Shareholder(s) appears or sends a qualified representative to the special meeting, the Corporation need not present the matter(s) requested by the Requesting Shareholder(s) at the special meeting.

(d) The Corporation is not required to call a special meeting of shareholders pursuant to this Section 2.02 with respect to any matter if (i) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (ii) an identical or substantially similar matter was included on the agenda of any annual or special meeting of shareholders held within one hundred and twenty (120) days prior to the Delivery Date or will be included on the agenda at an annual or special meeting to be held within ninety (90) days after the Delivery Date (and for purposes of this clause (ii), the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors shall be considered an identical or substantially similar matter with respect to all matters involving nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (iii) the purpose of the special meeting of shareholders is unlawful, or (iv) the written request for a special meeting of shareholders itself, including the item of business proposed, violated applicable law(s) or any provision of these Bylaws including this Section 2.02 and Section 2.03.

(e) In no event shall an adjournment, recess, or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The business conducted at the special meeting of shareholders called in accordance with this Section 2.02 shall be limited to the business set forth in the notice of the meeting; provided, however, that the Board of Directors may submit additional matters to the shareholders at the meeting by including those matters in the notice of the special meeting of shareholders.

Section 2.03 GENERAL PROVISIONS REGARDING SHAREHOLDER NOMINATIONS AND PROPOSALS.

(a) For nominations or other business to be brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof to the Secretary. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal executive office of the Corporation by the close of business no less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to shareholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. For purposes of this Section 2.03, the term “close of business” shall mean 5:00 p.m. local time at the principal office of the Corporation on any calendar day, whether or not the day is a business day.

(b) Such shareholder notice shall set forth:

(i) as to any proposed nomination for election or reelection as a director by the shareholder(s), the following for each proposed nominee:

(A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to serve as a director if elected; and a written representation and agreement that such person currently intends to serve as a director for the full term for which such person is standing for election; and

(B) a written representation and agreement of each person proposed to be nominated for election or reelection as a director, which shall be signed by such person, and shall represent and agree that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation, or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law (a “voting commitment”), and a description of any such voting commitment; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any compensation or other payment (including any direct or indirect compensation, reimbursement or indemnification) in connection with service or action as a nominee or director that has not been disclosed to the Corporation, and a description of the material terms of any such agreement, arrangement or understanding; and (3) if elected as a director, will comply with all of the Corporation’s corporate governance, code of conduct, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); and

(C) such other information as may reasonably be required by the Corporation to determine the proposed nominee’s eligibility to qualify and serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director of the Corporation;

(ii) as to any other business proposed to be brought before the meeting by the shareholder(s), a brief description of such business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest in such business of such shareholder(s) and the beneficial owner(s), if any, on whose behalf the proposal is made; and

(iii) as to the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the proposed nomination or proposal of other business is made:

(A) the name and address of such shareholder(s) and any such beneficial owner(s), as they appear in the records of the Corporation;

(B) the number of shares of the Corporation’s common stock that are held of record or are beneficially owned by such shareholder(s), by any such beneficial owner(s), and, if any such shareholder or beneficial owner is an entity, by each director, executive, managing member or control person of such entity (any such person, a “control person”);

(C) a description of any agreement, arrangement or understanding between or among such shareholder(s) and any such beneficial owner(s), any of their respective control persons, and any other person or persons (including their names) in connection with the proposed nomination or proposal of other business, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable);

(D) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or maintain, increase or decrease the voting power of, such shareholder(s) or any such beneficial owner(s) or control person(s) or any such nominee with respect to the Corporation’s securities;

(E) a representation that each such shareholder giving the notice is a holder of record of common stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or send a qualified representative at the meeting to bring such proposed nomination or proposal of other business before the meeting; and

(F) a representation as to whether such shareholder(s) or any such beneficial owner(s) intends or is part of a group that intends to solicit proxies from shareholders in support of such proposed nomination or proposal of other business and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation (within the meaning of Exchange Act Rule 14a-1(l)), and whether such person intends, or is part of a group which intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding common stock required to approve or adopt the proposal in the case of a proposal, or holders of at least fifty (50) percent of the voting power of the Corporation’s outstanding common stock entitled to vote in the election of directors in the case of a nomination.

Notwithstanding the foregoing, and except as required by paragraphs (b)(iii)(A) and (b)(iii)(B) of this Section 2.03, or as otherwise required by applicable law, rule or regulation, the information required by this Section 2.03(b)(iii) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other entity that is a shareholder delivering a notice pursuant to this Section 2.03 solely as a result of being the shareholder of record directed to prepare and deliver the notice required by this Section 2.03 on behalf of a beneficial owner.

(a) For purposes of this Section 2.03, the term “beneficial owner” shall have the meaning ascribed in Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder; provided, however, that for purposes of paragraph (b)(iii)(B) of this Section 2.03 only, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (ii) the right to vote or direct the voting of such shares, alone or in concert with others; (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares; and/or (iv) an economic or pecuniary interest in such shares. To be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized in writing (including, without limitation, by electronic means), by such shareholder and delivered to the Corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders

(b) For nominations to be brought by a shareholder before a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, the shareholder must have given timely written notice thereof to the Secretary. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal executive office of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess, or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) In the event that any information or communication required under paragraph (b) of this Section 2.03 is not, when provided, or thereafter ceases to be true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such shareholder(s) and any such beneficial owner(s) or nominee(s), as the case may be, shall promptly, and in any event not later than five (5) days after the record date for the meeting, notify the Secretary and disclose such information that is required to make such information or communication true, correct, complete and not misleading as of the record date.

(d) Except as otherwise required by law, each of the Chairman of the Board (if any), the Board or the chairman of the meeting shall have the power to determine whether any matter(s) (including nominations) were proposed in accordance with the procedures set forth in this Section 2.03. If any matter(s) (including nominations) are not in compliance with this Section 2.03, then except as otherwise required by law, the chairman of the meeting shall have the power to declare that such matter(s) shall not be transacted. If a shareholder does not appear or send a qualified representative to a meeting to present the matter(s) (including nominations), proposed to be voted on at the meeting, the Corporation need not present the matter(s) at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) Notwithstanding the provisions of this Section 2.03, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.03.

Section 2.04 PLACE OF MEETINGS; PRESIDING OFFICER. All meetings of the shareholders shall be held at such places, within or without the State of North Carolina, as may from time to time be fixed by these Bylaws and designated in the respective notices or waivers of notice thereof. The persons presiding at all meetings of the shareholders and the Board shall be any Chairman of the Board, if present, any Chief Executive Officer in the absence of a Chairman of the Board, and the President if neither a Chairman of the Board nor Chief Executive Officer is present. If no such officers are available, then the Board of Directors shall designate a chairman of the meeting.

Section 2.05 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting by any means of communication permitted under or authorized by the North Carolina Business Corporation Act, including without limitation, in person, by electronic means, or by mail or private carrier. Every notice of a meeting of the shareholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.

Whenever notice is required to be given to any shareholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments of dividends on securities during a twelve (12) month period or two (2) consecutive payments of dividends on securities during a period of more than twelve (12) months, have been sent to the shareholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated.

Section 2.06 ADJOURNMENTS. At any meeting of shareholders, annual or special, the chairman of the meeting shall have the power to adjourn the meeting from time to time to reconvene at the same or some other date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred and twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.07 QUORUM. Except as provided by law, the Articles of Incorporation, or these Bylaws, the presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 2.08 VOTING.

(a) Except as otherwise provided in the Articles of Incorporation, at each meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him or her and registered in his or her name on the books of the Corporation on the record date for the meeting, as determined in accordance with Section 2.12 of these Bylaws.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock.

(c) Any such voting rights may be exercised by the shareholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such shareholder or by his or her attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven (11) months from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the shareholders, except as otherwise provided in the Articles of Incorporation, in these Bylaws (including, without limitation, Section 3.03 of these Bylaws with respect to the election of directors) or by law, if a quorum exists, an action is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation or a bylaw adopted by the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his or her proxy if there be such proxy, and it shall state the number of shares voted.

Section 2.09 LIST OF SHAREHOLDERS. After a record date for a meeting has been fixed, the officer or agent of the Corporation who has charge of the stock ledger shall prepare an alphabetical list of names of all its shareholders who are entitled to notice of the meeting, showing the address and the number of shares held by each shareholder. Such list shall be open to the examination of any shareholder for a period commencing two (2) business days after notice of the meeting is first given for which the list was prepared and continuing through such meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. Such list shall be available for inspection by any shareholder, or his or her representative, upon his or her written demand, at any time during regular business hours upon satisfaction of any conditions imposed by law. This list shall also be made available and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her representative during the whole time of the meeting and any adjournment thereof. The Corporation is not required to make the list available through electronic or other means of remote communication to persons attending the meeting by remote communication.

Section 2.10 INSPECTOR OF ELECTION. If at any meeting of the shareholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint one or more inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary. Inspectors need not be shareholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he or she shall have a material interest. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.11 SHAREHOLDER ACTION WITHOUT MEETINGS. Any action required or permitted by the North Carolina Business Corporation Act to be taken at any annual or special meeting of the shareholders, may be taken without a meeting and without prior notice in accordance with the North Carolina Business Corporation Act.

Section 2.12 RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date may not be more than seventy (70) days preceding the date on which the meeting or action requiring a determination of shareholders is to be taken. If no record date is fixed, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Articles of Incorporation, by these Bylaws or by law conferred upon or reserved to the shareholders.

Section 3.02 NUMBER AND TERM. The authorized number of directors of the Corporation shall consist of three (3) or more members and shall be established from time to time by the Board; provided, that the number of directors which shall constitute the authorized number of directors shall not be reduced to a number less than the number of directors then in office, unless such reduction shall become effective only at and after the next ensuing meeting of the shareholders for the election of directors, or upon the resignation of an incumbent director. Directors need not be shareholders of the Corporation. Each director shall hold office until a successor is elected and qualified or until the director’s earlier resignation, disqualification, removal, or death.

Section 3.03 ELECTION OF DIRECTORS. At the annual meeting of shareholders and any other meeting at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 3.03, an “uncontested election” means any meeting of shareholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which: (a) no shareholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.03; or (b) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been: (i) withdrawn in writing to the Secretary of the Corporation; (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.03, or if challenged in court, by a final court order; or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

Section 3.04 RESIGNATION AND REMOVAL. Any director of the Corporation may resign at any time upon notice given in writing, including, without limitation, by electronic means, to the Board, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, or the Secretary. Any such resignation shall be effective when it is communicated unless it specifies in writing a later effective date or subsequent date upon which it will become effective.

Except as otherwise provided by the Articles of Incorporation or by law, any director or the entire Board may be removed, with or without cause, by a vote of the shareholders entitled to vote at any election of directors, provided a quorum exists and the number of votes cast in favor of such removal exceeds the number of votes cast against such removal. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that a purpose of the meeting is removal of such director.

Section 3.05 VACANCIES. Except as otherwise provided in the Articles of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

Section 3.06 PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of North Carolina as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.07 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.08 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.09 SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board (if any), the Chief Executive Officer (if any), or the President, or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of North Carolina, as the person or persons calling the meeting may designate.

Notice of the time and place of special meetings shall be given to each director either (i) by mailing or otherwise sending to him or her a written notice of such meeting, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; or (ii) by oral or electronic notice of such meeting at least forty-eight (48) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

Section 3.10 QUORUM AND ACTION. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a board, and the individual directors shall have no power as such.

Section 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if, before or after such action, unrevoked written consents thereto are signed by all members of the Board or of such committee, as the case may be, and such written consents are filed with the minutes of proceedings of the Board or committee. A director’s consent to action taken without a meeting or revocation thereof may be in electronic form and delivered by electronic means. Action taken under this section is effective when one or more unrevoked consents signed by all of the directors are delivered to the Corporation, unless the consents specify a different effective date. A director’s consent to action may be revoked in a writing signed by the director and delivered to the Corporation prior to the action becoming effective.

Section 3.12 COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors’ fees, compensation and reimbursement for expenses for attendance at meetings of the Board, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13 COMMITTEES. The Board may designate one or more committees by resolution passed by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required by these Bylaws to take action under Section 3.10 hereof. Each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

Section 3.14 OFFICERS OF THE BOARD. A Chairman of the Board or a Vice Chairman may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

ARTICLE IV

OFFICERS

Section 4.01 OFFICERS. The officers of the Corporation shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws. Any number of offices may be held by the same person. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

Section 4.02 ELECTION AND TERM. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these Bylaws, shall be chosen by the Board, and each shall hold his or her office until he or she shall resign or shall be removed or otherwise disqualified to serve, or until his or her successor shall be elected and qualified.

Section 4.03 SUBORDINATE OFFICERS. The Board may appoint, or may authorize the President or Chief Executive Officer (if any), to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board, the President or the Chief Executive Officer (if any), from time to time may specify, and shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve.

Section 4.04 REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by the Board or, except in the case of an officer chosen by the Board, by the President or Chief Executive Officer, if any, upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by communicating his or her resignation to the Board, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, or the Secretary. A resignation shall be effective when it is communicated unless it specifies in writing a later effective time.

Section 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for the regular appointments to such office.

Section 4.06 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws. If there is no Chief Executive Officer or President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 4.07 of these Bylaws.

Section 4.07 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him or her by the Board or as prescribed by these Bylaws.

Section 4.08 PRESIDENT. Subject to such supervisory powers as may be given by the Board to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may from time to time be prescribed by the Board or Chief Executive Officer, if any, or as prescribed by these Bylaws. If there is no Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4.07 of these Bylaws.

Section 4.09 VICE PRESIDENT. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chief Executive Officer (if any), by the Chairman of the Board (if any), by the Board or as is prescribed by these Bylaws. In the absence or disability of the President and Chief Executive Officer, if any, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President prescribed in Section 4.08 of these Bylaws, and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

Section 4.10 SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these Bylaws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these Bylaws, or if he or she shall fail to give notice of any special meeting of the shareholders called by one or more of the persons identified in Section 2.02 of these Bylaws, then any such person or persons may give notice of any such special meeting.

Section 4.11 TREASURER. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account at all reasonable times shall be open to inspection by any director.

The Treasurer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, to the Chief Executive Officer, if any, and to the directors, whenever they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

Section 4.12 COMPENSATION. The compensation of the officers of the Corporation, if any, shall be fixed from time to time by the Board.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 5.01 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount. Notwithstanding the foregoing, the President, the Chief Executive Officer, if any, or such other person as the President or the Chief Executive Officer may designate, shall have authority to enter into contracts which are usual and customary in the ordinary course of the Corporation’s business on behalf of the Corporation.

Section 5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

Section 5.03 DEPOSIT. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, if any, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him or her. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by any two authorized officers, including but not limited to the Chairman of the Board (if any), the Chief Executive Officer (if any), the President or a Vice President, the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 of these Bylaws.

Section 6.02 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these Bylaws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, and shall be recorded on the books of the Corporation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 6.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 6.05 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer (if any), the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE VII

INDEMNIFICATION

Section 7.01 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the North Carolina Business Corporation

Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative, investigative or otherwise (other than an action by or in the right of the Corporation) because he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise, or as a member of any committee or similar body, against all liability, including judgments, settlements, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses (including counsel fees) incurred by him or her in connection with such proceeding if (i) he or she acted in good faith, (ii) he or she reasonably believed (a) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in its best interests; and (b) in all other cases, that his or her conduct was at least not opposed to its best interests, and, (iii) with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, be determinative that a director or officer did not meet the standard of conduct described in this section. No indemnification shall be made pursuant to this Section 7.01 in connection with any proceeding charging improper personal benefit to such person, whether or not involving action in his or her official capacity, in which he or she was found by a final non-appealable adjudication liable on the basis that personal benefit was improperly received by him or her.

Section 7.02 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the North Carolina Business Corporation Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation because he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise, or as a member of any committee or similar body, against reasonable expenses (including counsel fees) incurred by him or her in connection with the defense or settlement of such action or suit if he or she (i) acted in good faith, and (ii) he or she reasonably believed (a) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in its best interests; and (b) in all other cases, that his or her conduct was at least not opposed to its best interests, except that no indemnification shall be made pursuant to this Section 7.02 in connection with any proceeding by or in the right of the Corporation in which such person shall have been found by a final non-appealable adjudication to be liable to the Corporation.

Section 7.03 DETERMINATION OF RIGHT OF INDEMNIFICATION. If any additional corporate action is necessary to authorize the Corporation to pay the indemnification required under Section 7.01 or 7.02 of these Bylaws, such action shall be taken by the Corporation in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 7.01 and 7.02 of these Bylaws. Such determination shall be made, in the case of current or former directors or officers (i) by the Board by majority vote of a quorum consisting of directors who are not at the time parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding, (iii) (a) even if such a quorum is obtainable or such a committee can be designated, by special legal counsel selected by the Board or its committee in the manner prescribed in (i) or (ii), or (b) if a quorum of the Board cannot be obtained under (i) and a committee cannot be designated under (ii), by special legal counsel selected by majority vote of the Board (in which selection directors who are parties may participate), or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to such proceeding may not be voted on the determination.

Section 7.04 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 7.01 or 7.02 of these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against reasonable expenses (including counsel fees) incurred by him or her in connection therewith.

Section 7.05 ADVANCE OF EXPENSES. Expenses incurred by a director or officer in defending a proceeding shall be paid by the Corporation to the fullest extent permitted by law in advance of the final disposition of such proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 7.06 OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article VII shall not be deemed exclusive and are declared expressly to be nonexclusive of any other rights to which those persons (including employees and agents) seeking indemnification or advancements of expenses may be entitled, or which the Corporation may authorize in its discretion, under the North Carolina Business Corporation Act, any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.07 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise or as a member of any committee or similar body against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 7.08 CONSTITUENT CORPORATIONS. For the purposes of this Article VII, references to “the Corporation” include any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors or officers so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under the provisions of this Article VII with respect to the surviving corporation.

Section 7.09 TERM; NATURE OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article VII that adversely affects any right of a person or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 7.10 SEVERABILITY. If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 8.02 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of North Carolina and showing the year of incorporation.

Section 8.03 WAIVER OF NOTICES. Whenever notice is required to be given under any provision of these Bylaws, the Articles of Incorporation or by law, a written waiver, signed by the person entitled to notice and included in the minutes or filed with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting and objects to holding the meeting or transacting business at the meeting at the beginning of the meeting.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless required by the Articles of Incorporation.

Section 8.04 SHAREHOLDER PROTECTION ACT AND CONTROL SHARE ACQUISITIONS. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act shall not apply to the Corporation.

Section 8.05 LOANS AND GUARANTEES. The Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or its subsidiaries whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

Section 8.06 GENDER. All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 8.07 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

Section 8.08 AMENDMENTS. Unless otherwise provided by the Articles of Incorporation or by law, these Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the Board or (ii) by the shareholders, at an annual meeting of shareholders, without previous notice, or at any special meeting of shareholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board if neither the Articles of Incorporation nor the bylaw adopted by the shareholders authorizes the Board to adopt, amend or repeal that particular bylaw or the Bylaws generally. Any bylaw made by the Board may be altered, amended or repealed by the shareholders.

CERTIFICATE OF SECRETARY

The undersigned certifies that:

(1) He is the duly elected and acting Corporate Secretary of Dole Food Company, Inc., a North Carolina corporation (the “Corporation”); and

(2) The foregoing Amended and Restated Bylaws constitute the Amended and Restated Bylaws of the Corporation as duly adopted by the Board of Directors of the Corporation on [●], 2017 and by the shareholder of the Corporation on [●], 2017.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this [●] day of [●], 2017.

Jared R. Gale
Corporate Secretary

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